UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2015

RELM Wireless Corporation

(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)
Registrant’s telephone number, including area code (321) 984-1414
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On January 28, 2015, RELM Wireless Corporation (the “Registrant”), RELM Communications, Inc., the Registrant’s wholly-owned subsidiary (“RELM Communications”), and Silicon Valley Bank, as lender (“SVB”), amended the Loan and Security Agreement dated as of October 23, 2008, as amended by the First Amendment thereto dated as of October 20, 2010, the Second Amendment thereto dated as of June 22, 2011, and the Third Amendment thereto dated as of December 18, 2012, by and among the Registrant, RELM Communications and SVB (as amended, the “Loan and Security Agreement”), under which the Registrant’s existing $5.0 million secured revolving credit facility is maintained, by entering into the Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment”). Under the Fourth Amendment, the Registrant’s existing $5.0 million secured revolving credit facility with SVB was amended as follows:

•	the secured credit facility’s maturity date was extended to December 30, 2015 from December 31, 2014;

•
the variable rate at which borrowings bear interest was changed to the prime rate when the Registrant’s “Adjusted Quick Ratio” is greater than or equal to 1.50 to 1.00, and to the prime rate plus 50 basis points when the Registrant’s “Adjusted Quick Ratio” is less than or equal to 1.50 to 1.00; and

•
the Company’s minimum “tangible net worth” requirement was reset to $26.5 million, such minimum requirement continuing to be subject to increase by (i) 50% of quarterly net profits and (ii) 75% of the net proceeds received from issuances of equity and issuances of “subordinated debt”.

The Registrant continues to be subject to substantially the same customary borrowing terms and conditions under the secured credit facility as it was prior to the Fourth Amendment, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default.

The Registrant was in compliance with all covenants under the Loan and Security Agreement, as amended by the Fourth Amendment, as of the date of filing this Current Report on Form 8-K.  As of the date of filing this Current Report on Form 8-K, the Registrant had no borrowings outstanding under the secured credit facility and approximately $2.0 million of additional borrowing availability thereunder.

The foregoing description of the secured credit facility and the Loan and Security Agreement, as amended by the Fourth Amendment, does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Fourth Amendment to Loan and Security Agreement dated as of January 28, 2015 by and among Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: January 28, 2015	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
10.1	Fourth Amendment to Loan and Security Agreement dated as of January 28, 2015 by and among Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.